Demand Media Reports Second Quarter 2013 Results
•Revenue and Revenue ex-TAC(1) Increase 9% Year-over-Year
•Adj. EBITDA(1) up 9% Year-over-Year
•Adj. EPS(1) up 11% Year-over-Year
•Society6 Accelerates Company's Growing Content Commerce Model
•22 of the Company's gTLD Applications Pass ICANN Initial Evaluation

SANTA MONICA, CA - August 7, 2013 - Demand Media, Inc. (NYSE: DMD), a leading digital media and domain services company, today reported financial results for the second quarter ended June 30, 2013.

“Demand Media accelerated its content commerce strategy in Q2 with the acquisition of e-commerce marketplace Society6, complementing our content platform as well as our other commerce initiatives like Creativebug, eHow Now and Stronger,” said Richard Rosenblatt, Chairman and CEO of Demand Media.  "In addition to leveraging our strong Content & Media platform to create new integrated content and commerce offerings, we remain focused on creating the best user experience on our Owned & Operated sites.  Our new gTLD initiative gained momentum with 22 of our applications passing initial evaluation by ICANN, and we continue to be excited about the planned launch of our Domain Services business as an independent publicly traded company late this year or early next year."

Financial Summary
(In millions, except per share amounts)
	Three months ended June 30,
	2013	2012	Change
Total Revenue	$101.1	$93.1	9%

Content & Media Revenue ex-TAC(1)	$60.4	$55.3	9%
Registrar Revenue	$36.6	$33.4	10%
Total Revenue ex-TAC(1)	$97.0	$88.7	9%

Income from Operations	$1.3	$0.9	44%
Adjusted EBITDA(1)	$26.8	$24.6	9%
Net income	$1.1	$0.1	NA
Adjusted net income(1)	$8.8	$7.8	13%

EPS - diluted	$0.01	$—	NA
Adjusted EPS(1)	$0.10	$0.09	11%

Cash Flow from Operations	$20.8	$21.9	(5)%
Free Cash Flow(1)	$7.5	$16.6	(55)%

(1) These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.

Q2 2013 Financial Summary:

•
Content & Media revenue ex-TAC grew 9% year-over-year. This was driven primarily by 15% Owned & Operated revenue growth, which slowed sequentially from 26% year-over-year growth in Q1 2013, due primarily to traffic declines from lower search engine referrals. Network revenue ex-TAC declined 15%, due primarily to lower revenue from YouTube Channels.

•
Registrar revenue grew 10% year-over-year, due to growth from existing partners and the Q4 2012 acquisition of Name.com. Excluding the acquisition, registrar revenue would have grown 4% year-over-year.

•	Adjusted EBITDA increased 9% year-over-year, reflecting balanced investment and cost management.

"Despite reduced search engine referral traffic to our websites throughout Q2, we posted double-digit year-over-year growth from our Owned & Operated sites, underscoring the strength of our Content & Media platform," said Demand Media's CFO Mel Tang. "Our Registrar business also grew double digits year-over-year as we continue to progress towards separating the businesses. We plan to use our strong balance sheet and cash flow generation to continue to invest in our long-term growth initiatives."

Business Highlights:

•	June 2013 comScore Rankings:

◦	On a consolidated basis, Demand Media ranked as the #17 US web property and Demand Media's properties reached more than 103 million unique visitors worldwide.

◦	eHow.com ranked as the #18 website in the US and had more than 65 million unique users worldwide.

◦	Livestrong.com/eHow Health ranked as the #3 Health property in the US.

◦	Cracked.com ranked as the #3 Humor website in the US.

•
In June 2013, Demand Media acquired Society6, a rapidly growing e-commerce marketplace that augments and diversifies the Company's Content & Media platform by connecting a large community of talented artists to consumers via an online marketplace with diversified traffic sources.

•
In June 2013, Demand Media launched Stronger, a digital fitness and nutrition program offered on a monthly subscription basis. The Stronger program marks another key initiative in the Company's growing paid content portfolio that also includes Creativebug, an online e-learning site offering high-quality arts and craft video workshops.

•
In August 2013, Demand Media launched eHow Now, a new platform where customers chat directly with experts to receive advice and guidance quickly, conveniently and affordably. After a beta period with more than 1.5 million users engaging with the product, eHow Now is available in six categories - auto, tech, health, legal, personal finance and pets.

•
To date, 22 of Demand Media's new gTLD applications have passed ICANN's initial evaluation, moving the Company's Domain Services business closer to executing on its strategy to become one of the largest end-to-end domain services providers.

Operating Metrics:

	Three months ended June 30,
	2013	2012	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	4,441	3,333	33%
RPM(2)	$11.64	$13.50	(14)%

Network of customer websites
Page views(1)(in millions)	6,557	4,770	37%
RPM(2)	$1.95	$3.08	(37)%
RPM ex-TAC(3)	$1.33	$2.16	(38)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	14.2	13.5	4%
Average Revenue per Domain(5)	$10.39	$9.96	4%
____________________

(1)
Page views represent the total number of web pages viewed across (a) our owned and operated websites and/or (b) our network of customer websites, to the extent that the viewed customer web pages host the Company's monetization, social media and/or content services.

(2)	RPM is defined as Content & Media revenue per one thousand page views.

(3)	RPM ex-TAC is defined as Content & Media revenue ex-TAC per one thousand page views.

(4)	A domain is defined as an individual domain name registered by a third-party customer on our platform for which we have begun to recognize revenue.

(5)
Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Q2 2013 Operating Metrics:

•
Owned & Operated page views increased 33% year-over-year to 4.4 billion, driven primarily by mobile page view growth on eHow.com and Livestrong.com as well as international page view growth, which more than offset significant declines in search engine referral traffic. Owned & Operated RPMs decreased 14% year-over-year, reflecting the mix shift to lower yielding mobile and international page views, offset in part by increased revenue from the sale of certain undeveloped websites.

•
Network page views increased 37% year-over-year to 6.6 billion, due primarily to growth in IndieClick page views. Network RPM ex-TAC decreased 38% year-over-year, reflecting lower YouTube revenue and the mix shift to lower yielding IndieClick page views.

•
End of period domains increased 4% year-over-year to 14.2 million, driven by the acquisition of Name.com, with average revenue per domain up 4% year-over-year, due to higher domain pricing and higher average revenue per domain on Name.com.

Business Outlook
The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

The Company's third quarter and fiscal year guidance assumes that the recent substantial declines in search engine referrals to some of the Company's websites will not reverse. Further, the low end of the Company's guidance allows for significant additional traffic declines through the rest of the year.
The Company's guidance is as follows:
Third Quarter 2013

•	Revenue in the range of $99.0 - $101.0 million

•	Revenue ex-TAC in the range of $94.0 - $96.0 million

•	Adjusted EBITDA in the range of $18.0 - $20.0 million

•	Adjusted EPS in the range of $0.04 - $0.05 per share

•	Weighted average diluted shares 88.0 - 89.0 million

Full Year 2013

•	Revenue in the range of $405.0 - $410.0 million

•	Revenue ex-TAC in the range of $385.0 - $390.0 million

•	Adjusted EBITDA in the range of $90.0 - $95.0 million

•	Adjusted EPS in the range of $0.28 - $0.31 per share

•	Weighted average diluted shares 87.5 - 88.5 million

The Company's guidance excludes estimated expenses in 2013 of $8 to $10 million related to the formation of the Company's gTLD initiative and $5 to $7 million associated with separating Demand Media into two distinct publicly traded companies.

Conference Call and Webcast Information
Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today. To access the conference call, dial 877.565.1268 (for domestic participants) or 937.999.3108 (for international participants). The conference ID is 21884706. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of the Company's corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below. The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.
The non-GAAP financial measures presented in this release are the primary measures used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual bonus pool for the Company's employees and executives. We believe our presented non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC). TAC comprises the portion of Content & Media GAAP revenue shared with the Company's network customers. Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company's underlying revenue performance of its Content & Media service offering.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is defined by the Company as net income (loss) before income tax expense, interest and other income (expense), depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, net gains or losses on sales and withdrawals of interest in gTLD applications, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities, and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that these non-GAAP financial measures reflect the Company's business in a manner that allows for meaningful period-to-period comparisons and analysis of trends. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period to period comparisons of the Company's underlying recurring revenue and operating costs, which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets. In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions. For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company's media content assets in a given period bears little relationship to the amount of its investment in media content in that same period. Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time. This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Earnings Per Share is defined by the Company as Adjusted Net Income divided by the weighted average number of shares outstanding. Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations, accelerated amortization of intangible assets removed from service, acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, net gains or losses on sales and withdrawals of interest in gTLD applications, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities, and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that Adjusted Net Income and Adjusted Earnings Per Share provide investors with additional useful information to measure the Company's underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company's statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, the formation expenses directly related to its gTLD initiative, and expenditures related to the separation of Demand Media into two distinct publicly traded companies, less capital expenditures to acquire property and equipment. Free Cash Flow is defined by the Company as Discretionary Free Cash Flow less investments in intangible assets and is not impacted by net gTLD application payments, which were $18.1 million in Q2 2012, or net gains on sales and withdrawals of interest in gTLD applications, which were $1.2 million in Q2 2013. Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company's underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. These measures are used by management, and may also be useful for investors, to assess the Company's ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, pursuing new business opportunities, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company's operations. An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures within its financial press releases. Non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from the non-GAAP financial information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. The accompanying tables have more details on the GAAP financial measures and the related reconciliations.

About Demand Media
Demand Media, Inc. (NYSE: DMD) is a leading digital media and domain services company that informs and entertains one of the internet's largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers, individuals and businesses to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: our ability to complete a separation of our business into two separate public companies as previously announced and unanticipated developments that may delay or negatively impact such a transaction; the possibility that we may decide not to proceed with the separation of our business as previously announced if we determine that alternative opportunities are more favorable to our stockholders; the possibility that we decide to separate our business in a manner different from that previously disclosed; the impact and possible disruption to our operations from pursuing the previously announced separation transaction; our ability to retain key personnel; the high costs we will likely incur in connection with such a separation transaction, which we would not be able to recoup if such a transaction is not consummated; the expectation that the previously announced separation transaction will be tax-free; revenue and growth expectations for the two independent companies following the separation of our business; the ability of each business to operate as an independent entity upon completion of such a transaction; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, reduced investments in intangible assets or the sale or removal of content; our ability to effectively integrate, manage, operate and grow a crowd-sourced e-commerce website such as Society6; our ability to manage risks associated with the sale of goods over the internet; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as internet search engines continue to make adjustments to their search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including premium video and other formats of text content; our ability to attract and retain freelance creative professionals and artists; changes in our level of investment in media content intangibles; the effects of changes or shifts in internet marketing expenditures, including from text to video content as well as from desktop to mobile content; the effects of shifting consumption of media content from desktop to mobile; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; the impact of seasonality on our e-commerce business; intense competition, which could lead to pricing pressure among other effects; our ability to expand our customer base and meet production requirements; our ability to develop additional adjacent lines of business to complement our growth strategies; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2012 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 5, 2013, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange

Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #
(Tables Follow)

Contacts
Investor Contact:	Media Contact:
Julie MacMedan	Jean Lin
Demand Media	Demand Media
(310) 917-6485	(310) 319-6854
Julie.MacMedan@demandmedia.com	Jean.Lin@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue	$101,066	$93,055	$201,686	$179,289
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	48,575	44,367	96,752	85,629
Sales and marketing (1) (2)	12,243	11,660	26,326	22,053
Product development (1) (2)	10,742	10,587	21,902	20,711
General and administrative (1) (2)	17,622	15,754	33,997	31,149
Amortization of intangible assets	10,551	9,759	20,110	21,715
Total operating expenses	99,733	92,127	199,087	181,257
Income (loss) from operations	1,333	928	2,599	(1,968)
Interest income	6	10	13	25
Interest expense	(165)	(173)	(318)	(310)
Other income (expense), net	(45)	(45)	(123)	(64)
Gain on other assets, net	1,229	—	1,229	—
Income (loss) before income taxes	2,358	720	3,400	(2,317)
Income tax benefit (expense)	(1,240)	(626)	(1,613)	569
Net income (loss)	$1,118	$94	$1,787	$(1,748)

(1) Stock-based compensation expense included in the line items above:
Service costs	$726	$761	$1,337	$1,469
Sales and marketing	1,406	1,585	3,329	3,121
Product development	1,270	2,085	2,435	3,773
General and administrative	3,478	4,118	7,042	7,577
Total stock-based compensation expense	$6,880	$8,549	$14,143	$15,940

(2) Depreciation included in the line items above:
Service costs	$3,466	$3,552	$7,448	$7,202
Sales and marketing	99	106	206	240
Product development	225	271	461	553
General and administrative	1,094	899	2,114	1,797
Total depreciation	$4,884	$4,828	$10,229	$9,792

Income (loss) per common share:
Net income (loss) attributable to common stockholders	$1,118	$94	$1,787	$(1,748)

Net income (loss) per share - basic	$0.01	$—	$0.02	$(0.02)
Net income (loss) per share - diluted	$0.01	$—	$0.02	$(0.02)

Weighted average number of shares - basic	87,370	83,925	86,997	83,433
Weighted average number of shares - diluted	88,451	86,802	88,143	83,433
____________________

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$69,876	$102,933
Accounts receivable, net	38,320	45,517
Prepaid expenses and other current assets	8,085	6,041
Deferred registration costs	63,729	57,718
Total current assets	180,010	212,209
Deferred registration costs, less current portion	12,246	11,320
Property and equipment, net	43,174	35,467
Intangible assets, net	101,994	91,746
Goodwill	348,333	266,349
Other assets	20,072	20,906
Total assets	$705,829	$637,997
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,392	$10,471
Accrued expenses and other current liabilities	35,049	40,489
Deferred tax liabilities	18,195	18,892
Deferred revenue	82,337	75,142
Total current liabilities	149,973	144,994
Deferred revenue, less current portion	16,866	15,965
Other liabilities	14,714	4,847
Long-term debt	20,000	—
Total liabilities	201,553	165,806
Stockholders’ equity
Common stock	11	11
Additional paid-in capital	597,881	562,692
Accumulated other comprehensive income (loss)	(41)	15
Treasury stock at cost	(30,767)	(25,932)
Accumulated deficit	(62,808)	(64,595)
Total stockholders’ equity	504,276	472,191
Total liabilities and stockholders’ equity	$705,829	$637,997

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$1,118	$94	$1,787	$(1,748)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	15,435	14,587	30,339	31,507
Deferred income taxes	1,210	931	1,419	105
Stock-based compensation	6,880	8,549	14,143	15,940
Other	(1,719)	106	(1,719)	(488)
Net change in operating assets and liabilities, net of effect of acquisitions	(2,125)	(2,394)	1,645	(4,965)
Net cash provided by operating activities	20,799	21,873	47,614	40,351
Cash flows from investing activities:
Purchases of property and equipment	(8,978)	(3,122)	(14,803)	(7,443)
Purchases of intangible assets	(6,175)	(2,549)	(10,028)	(5,122)
Proceeds from other assets	1,384	—	1,384	—
Payments for gTLD applications	—	(18,072)	—	(18,202)
Cash paid for acquisitions, net of cash acquired	(67,137)	(26)	(73,229)	(269)
Other	511	(855)	511	(855)
Net cash used in investing activities	(80,395)	(24,624)	(96,165)	(31,891)
Cash flows from financing activities:
Borrowings from revolving credit facility	20,000	—	20,000	—
Proceeds from exercises of stock options and contributions to ESPP	1,603	3,741	3,349	5,856
Repurchases of common stock	—	(966)	(4,835)	(3,956)
Payments of withholding tax on net exercise of stock-based awards	(1,316)	(1,166)	(2,699)	(1,962)
Other	(173)	(225)	(265)	(225)
Net cash provided by (used in) financing activities	20,114	1,384	15,550	(287)
Effect of foreign currency on cash and cash equivalents	(13)	(14)	(56)	(21)
Change in cash and cash equivalents	(39,495)	(1,381)	(33,057)	8,152
Cash and cash equivalents, beginning of period	109,371	95,568	102,933	86,035
Cash and cash equivalents, end of period	$69,876	$94,187	$69,876	$94,187

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue ex-TAC:
Content & Media revenue	$64,499	$59,667	$129,790	$113,630
Less: traffic acquisition costs (TAC)	(4,045)	(4,380)	(9,481)	(7,759)
Content & Media Revenue ex-TAC	60,454	55,287	120,309	105,871
Registrar revenue	36,567	33,388	71,896	65,659
Total revenue ex-TAC	$97,021	$88,675	$192,205	$171,530

Adjusted EBITDA:
Net income (loss)	$1,118	$94	$1,787	$(1,748)
Income tax expense/(benefit)	1,240	626	1,613	(569)
Interest and other expense, net	204	208	428	349
Gain on other assets, net(1)	(1,229)	—	(1,229)	—
Depreciation and amortization(2)	15,435	14,587	30,339	31,507
Stock-based compensation	6,880	8,549	14,143	15,940
Acquisition and realignment costs(3)	1,076	52	1,452	113
gTLD expense(4)	2,052	453	3,670	882
Adjusted EBITDA	$26,776	$24,569	$52,203	$46,474

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$20,799	$21,873	$47,614	$40,351
Purchases of property and equipment	(8,978)	(3,122)	(14,803)	(7,443)
Acquisition and realignment cash flows	599	—	901	—
gTLD expense cash flows(4)	1,242	422	2,363	736
Discretionary Free Cash Flow	13,662	19,173	36,075	33,644
Purchases of intangible assets	(6,175)	(2,549)	(10,028)	(5,122)
Free Cash Flow	$7,487	$16,624	$26,047	$28,522

Adjusted Net Income:
GAAP net income (loss)	$1,118	$94	$1,787	$(1,748)
(a) Stock-based compensation	6,880	8,549	14,143	15,940
(b) Amortization of intangible assets - M&A	3,024	2,737	5,815	5,666
(c) Content intangible assets removed from service(2)	—	—	66	1,818
(d) Acquisition and realignment costs(3)	1,076	52	1,452	113
(e) gTLD expense(4)	2,052	453	3,670	882
(f) Gain on other assets, net(1)	(1,229)	—	(1,229)	—
(g) Income tax effect of items (a) - (f) & application of 38% statutory tax rate to pre-tax income	(4,141)	(4,128)	(8,767)	(8,968)
Adjusted Net Income	$8,780	$7,757	$16,937	$13,703
Non-GAAP Adjusted Net Income per share - diluted	$0.10	$0.09	$0.19	$0.16
Shares used to calculate non-GAAP Adjusted Net Income per share – diluted	88,451	86,802	88,143	83,433
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(1) Net gains on sales and withdrawals of interest in gTLD applications included in gain on other assets, net.
(2) The Company elected to remove certain content assets from service, resulting in accelerated amortization expense of $0.1 million and $1.8 million in the first quarter of 2013 and 2012, respectively.

(3) Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments attributable to acquisition or corporate realignment activities, and (d) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these costs to be indicative of the Company's core operating results.
(4) Comprises formation expenses directly related to the Company's gTLD initiative that did not generate associated revenue in 2013 or in 2012.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Content & Media:
Owned and operated websites	$51,709	$44,990	$101,412	$84,338
Network of customer websites	12,790	14,677	28,378	29,292
Total Revenue – Content & Media	64,499	59,667	129,790	113,630
Registrar	36,567	33,388	71,896	65,659
Total Revenue	$101,066	$93,055	$201,686	$179,289

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Content & Media:
Owned and operated websites	51%	48%	50%	47%
Network of customer websites	13%	16%	14%	16%
Total Revenue – Content & Media	64%	64%	64%	63%
Registrar	36%	36%	36%	37%
Total Revenue	100%	100%	100%	100%